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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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


                                                           Twenty-Six                        Thirteen
                                                           Weeks Ended                      Weeks Ended
                                                  ---------------------------     ---------------------------
                                                      June 30,       June 24,          June 30,      June 24,
                                                          2001           2000              2001          2000
                                                  ------------   -------------    -------------   -----------


Earnings available for earnings per share:


Net income                                        $     19,287   $     17,776     $     10,933   $      9,437
                                                  ============   ============     ============   ============


Average number of common shares outstanding              8,503          9,024            8,494          8,880
                                                  ============   ============     ============   ============



Earnings per common share                         $       2.27   $       1.97     $       1.29   $       1.06
                                                  ============   ============     ============   ============

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